LETTER AGREEMENT

Amended and Restated Distribution Agreement

July 1, 2021

AMG Distributors, Inc.

One Stamford Plaza

263 Tresser Boulevard, Suite 949

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. and AMG Funds I, dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds I (the “Trust”) hereby notifies you that it desires (i) to amend and restate Appendix A and Schedule A to the Distribution Agreement and (ii) to delete Section 16(a) of the Distribution Agreement in its entirety and replace it with the following:

“a.

Acknowledges that with respect to AMG FQ Global Risk-Balanced Fund, AMG Funds LLC, the investment adviser to and commodity pool operator of AMG FQ Global Risk-Balanced Fund, intends that the Distributor keep and maintain certain books and records required to be maintained by the Commodity Futures Trading Commission (the “CFTC”);”

Attached as Exhibit A is an amended and restated Appendix A to the Distribution Agreement, and attached as Exhibit B is an amended and restated Schedule A to the Distribution Agreement.

Please acknowledge your agreement to amend and restate Appendix A and Schedule A to the Distribution Agreement and to delete Section 16 of the Distribution Agreement and replace it with the above disclosure by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds I

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:	/s/ Thomas Disbrow
Name: Keitha L. Kinne
Title: Chief Operating Officer

Date: July 1, 2021

Exhibit A

AMENDED AND RESTATED APPENDIX A

AMG Boston Common Global Impact Fund

AMG FQ Global Risk-Balanced Fund

AMG Frontier Small Cap Growth Fund

AMG GW&K Core Bond ESG Fund

AMG Managers CenterSquare Real Estate Fund

AMG River Road Large Cap Value Select Fund

AMG Veritas China Fund

AMG Veritas Global Focus Fund

AMG Veritas Global Real Return Fund

Date: July 1, 2021

Exhibit B

AMENDED AND RESTATED SCHEDULE A

Class	Annual Rate of Average Daily Value of Net Assets
Class N	0.25%*

*	Subject to applicable limits imposed by FINRA Rule 2341 or any successor rule.

Date: July 1, 2021